STRUCTURING FEE AGREEMENT

                                                                  May [  ], 2013
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

      This agreement is between First Trust Advisors L.P. (the "Advisor"), Stonebridge Advisors LLC (the "Sub-Advisor," and together with the Advisor, the "Companies") and Morgan Stanley & Co. LLC ("Morgan Stanley") with respect to First Trust Intermediate Duration Preferred & Income Fund (the "Fund").

      1. Fee. (a) In consideration of advice to the Companies relating to, but not limited to, the design and structuring of, and marketing assistance with respect to, the Fund and the distribution of shares of the Fund's common shares of beneficial interest, par value $0.01 (the "Shares"), including without limitation, views from an investor market and distribution perspective on (i) diversification, proportion and concentration approaches for the Fund's investments in light of current market conditions, (ii) marketing issues with respect to the Fund's investment policies and proposed investments, (iii) the proportion of the Fund's assets to invest in the Fund's strategies and (iv) the overall marketing and positioning thesis for the Fund's initial public offering (the "Offering"), each of the Advisor and Sub-Advisor, severally and not jointly, shall pay a fee to Morgan Stanley calculated at 1.35% of the aggregate price to the public of the Shares sold by Morgan Stanley in the Offering (including any Shares over-allotted by Morgan Stanley in the Offering regardless of whether the over-allotment option in the Offering is exercised), which is equal to $[ ] (the "Fee"), $[ ] of which will be paid by the Advisor, and $[ ] of which will be paid by the Sub-Advisor. The Fee paid to Morgan Stanley shall not exceed 0.[ ]% of the total price to the public of the Shares sold by the Fund in the Offering. In the event the Offering does not proceed, Morgan Stanley will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Morgan Stanley pursuant to the terms of the principal underwriting agreement relating to the Offering (the "Underwriting Agreement").

      (b) The Companies shall pay the Fee to Morgan Stanley on the closing of the purchase and sale of the Shares pursuant to the Underwriting Agreement on May [ ], 2013 by wire transfer to the order of Morgan Stanley. The Companies acknowledge that the Fee is in addition to any compensation Morgan Stanley earns in connection with its role as an underwriter to the Fund in the Offering, which services are distinct from and in addition to the marketing and structuring services described above.

      2. Term. This Agreement shall terminate upon payment of the entire amount of the Fee, as specified in Section 1 hereof, except as provided in Sections 3 and 4.

      3. Indemnification. The Companies agree to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

      4. Confidential Advice. None of any advice rendered by Morgan Stanley to the Advisor and Sub-Advisor, as applicable, or any communication from Morgan Stanley in connection with the services performed by Morgan Stanley pursuant to this Agreement will be quoted or referred to orally or in writing, or reproduced or disseminated, by the Advisor and Sub-Advisor, as applicable, or any of their respective affiliates or any of its agents, without Morgan Stanley's prior written consent, except (i) the Advisor and Sub-Advisor may disclose the foregoing to any regulatory authority in response to a regulatory proceeding, process, inquiry or request, so long as the Advisor and Sub-Advisor give Morgan Stanley prompt notice thereof unless in the opinion of the Advisor's counsel and the Sub-Advisor's counsel they are not legally able to do so, (ii) to the extent otherwise required by law, judicial process or applicable regulation (after consultation with, and approval (not to be unreasonably withheld) as to form and substance by, Morgan Stanley and its counsel, unless in the opinion of the Advisor's counsel and the Sub-Advisor's counsel they are not legally able so to consult) and (iii) on a confidential need-to-know basis, to the Fund and its officers and directors and their legal counsel, auditors and other advisors. This confidentiality provision will terminate eighteen months from the date first written above.

      5. Not an Investment Advisor. Each of the Advisor and Sub-Advisor acknowledges that Morgan Stanley is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Morgan Stanley, and Morgan Stanley is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Advisor's and Sub-Advisor's engagement of Morgan Stanley hereunder is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Advisor, the Sub-Advisor or the Fund) not a party hereto as against Morgan Stanley or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns.

      6. Not Exclusive. Nothing herein shall be construed as prohibiting Morgan Stanley or its affiliates from acting as an underwriter or financial advisor or in any other capacity for any other persons (including other registered investment companies or other investment managers). Neither this Agreement nor the performance of the services contemplated hereunder shall be considered to constitute a partnership, association or joint venture between Morgan Stanley and the Companies. In addition, nothing in this Agreement shall be construed to constitute Morgan Stanley as the agent or employee of the Companies or the Companies as an agent or employee of Morgan Stanley, and no party shall make any representation to the contrary. It is understood that Morgan Stanley is engaged hereunder solely to provide the services described above to the Companies and

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

that Morgan Stanley is not acting as an agent or fiduciary of, and Morgan Stanley shall not have any duties or liability to, the current or future partners, members or equity owners of the Companies or any other third party in connection with its engagement hereunder, all of which are hereby expressly waived to the extent the Companies have the authority to waive such duties and liabilities.

      7. Assignment. This Agreement may not be assigned by any party without prior written consent of the other parties.

      8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

      9. Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 shall be deemed effective service of process on such party. EACH OF MORGAN STANLEY, THE ADVISOR AND THE SUB-ADVISOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF MORGAN STANLEY, THE ADVISOR AND THE SUB-ADVISOR AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY, THE ADVISOR AND THE SUB-ADVISOR, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY, THE ADVISOR OR THE SUB-ADVISOR ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

      10. Entire Agreement. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such

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

determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.

      11. Notices. All notices required or permitted to be sent under this Agreement shall be sent, if to the Advisor:

         First Trust Advisors, L.P.
         120 E. Liberty Drive
         Wheaton, IL 60187
         Attention: General Counsel

or if to the Sub-Advisor:

         Stonebridge Advisors LLC
         187 Danbury Road
         Wilton, CT 06897
         Attention: [   ]

or if to Morgan Stanley:

         Morgan Stanley & Co. LLC
         1585 Broadway
         New York, New York 10036
         Attention: General Counsel

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit by certified U.S. mail, postage prepaid, or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

      12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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

This Agreement shall be effective as of the date first written above.

                                        Very truly yours,
                                        FIRST TRUST ADVISORS L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        STONEBRIDGE ADVISORS LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
     ------------------------------------------------
     Name:   Jon Zimmerman
     Title:  Vice President



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

                           INDEMNIFICATION AGREEMENT

                                                                  May [  ], 2013

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

In connection with the engagement of Morgan Stanley & Co. LLC ("Morgan Stanley") to advise and assist the undersigned, First Trust Advisors L.P., (together with its affiliates and subsidiaries (the "Advisor") and Stonebridge Advisors LLC (the "Sub-Advisor," and together with the Advisor, the "Companies") with the matters set forth in the Structuring Fee Agreement dated May [ ], 2013, between the Companies and Morgan Stanley (the "Structuring Fee Agreement"), in the event that Morgan Stanley becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) with respect to the services performed pursuant to and in accordance with the Structuring Fee Agreement, including, without limitation, related services and activities prior to the date of the Structuring Fee Agreement, the Companies have agreed to indemnify and hold harmless Morgan Stanley and Morgan Stanley's affiliates and their respective officers, directors, employees and agents and each other person, if any, controlling Morgan Stanley or any of Morgan Stanley's affiliates (Morgan Stanley and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the activities (the "Activities") performed by any Indemnified Person in connection with, or arising out of, or based upon, the Structuring Fee Agreement and/or any action taken by any Indemnified Person in connection therewith (including, without limitation, any presentation given by the Companies and an Indemnified Person relating to the common shares of beneficial interest, par value $0.01 per share (the "Shares") of First Trust Intermediate Duration Preferred & Income Fund (the "Fund")), and will reimburse each Indemnified Person for all expenses as they are reasonably incurred, including fees and expenses of counsel, in connection with investigating, preparing, pursuing or defending any claim, suit, action, proceeding, investigation or inquiry (collectively, a "Proceeding") related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party; provided that in any such Proceeding, any Indemnified Person shall have the right to retain its own counsel (and local counsel), but the fees and expenses of such counsel (and local counsel) shall be at the expense of such Indemnified Person unless (i) the indemnifying person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both the indemnifying person and the Indemnified Person and representations of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any Indemnified Person in connection with any Proceeding or related Proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons. The Companies will not, however, be responsible for any losses, claims, damages, liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. The Companies also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Companies for or in connection with the Activities, except for any such liability for losses, claims, damages or liabilities incurred by the Companies that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

      Notwithstanding the foregoing, in no event shall the Companies be responsible for any losses, claims, damages or liabilities to any Indemnified Person arising from any such claim, suit, action, proceeding, investigation or inquiry in excess of the gross proceeds received by the Fund from the initial public offering of the Shares of the Fund (the "Offering"); provided, however, that the Companies shall, as set forth above, indemnify and be responsible for, regardless of the gross proceeds received by the Fund from the Offering, all expenses (including fees and expenses of counsel) reasonably incurred in connection with investigating, preparing, pursuing or defending any claim, suit, action, proceeding, investigation or inquiry related to, arising out of or in connection with the Activities, whether or not pending or threatened and whether or not any Indemnified Person is a party, as set forth above.

      The Companies will not, without Morgan Stanley's prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such claim, suit, action, proceeding, investigation or inquiry. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement (the "Indemnification Agreement") will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any claim, suit, action, proceeding, investigation or inquiry referred to in the preceding paragraphs.

      If such indemnification were not to be available for any reason, the Companies agree to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Companies, their partners, members and affiliates and other constituencies, including the net proceeds from the Shares sold by Morgan Stanley in the Offering before deducting expenses), on the one hand, and Morgan Stanley, on the other hand, in the matters contemplated by the Structuring Fee Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies, their partners, members and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Companies, their partners, members or affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to the Companies, their partners, members and affiliates and other constituencies, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which Morgan Stanley has been retained to perform financial services bears to the fees paid to Morgan Stanley under the Structuring Fee Agreement; provided that in no event shall the Companies contribute less than the amount necessary to assure that Morgan Stanley is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Morgan Stanley pursuant to the Structuring Fee Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by Morgan Stanley, on the other hand.

      This Indemnification Agreement, together with the Structuring Fee Agreement, any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this agreement) that relate to the Offering of the Shares, represents the entire agreement between the Companies and the Indemnified Persons with respect to the marketing and structuring fee paid to Morgan Stanley under the Structuring Fee Agreement.

      The Companies acknowledge that in connection with the Offering of the
Shares: (i) Morgan Stanley has acted at arms length, is not an agent of, and owes no fiduciary duties to, the Companies, the Fund or any person affiliated with the Fund or the Companies, (ii) Morgan Stanley owes the Companies only those duties and obligations set forth in this Indemnification Agreement and
(iii) Morgan Stanley may have interests that differ from those of the Companies. The Companies waive to the full extent permitted by applicable law any claims any of the Companies, the Fund or any person affiliated with the Fund or the Companies may have against Morgan Stanley arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

      The provisions of this Indemnification Agreement shall apply to the Activities and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of Morgan Stanley's services under the Structuring Fee Agreement.

      This Indemnification Agreement may not be assigned by any party without prior written consent of the other parties. No provision of this Indemnification Agreement may be amended or waived except by an instrument in writing signed by the parties hereto. This Indemnification Agreement and any claim, counterclaim, dispute or proceeding of any kind or nature whatsoever arising out of or in any way relating to this Indemnification Agreement ("Claim"), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom), which courts shall have exclusive jurisdiction over the adjudication of such matters except as provided below. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Claim and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Claim in any such court or that any such Claim brought in any such court has been brought in an inconvenient forum. Process in any such Claim may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11 of the Structuring Fee Agreement shall be deemed effective service of process on such party. EACH OF MORGAN STANLEY, THE ADVISOR AND THE SUB-ADVISOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT. EACH OF MORGAN STANLEY, THE ADVISOR AND THE SUB-ADVISOR AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS INDEMNIFICATION AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON MORGAN STANLEY, THE ADVISOR AND THE SUB-ADVISOR, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH MORGAN STANLEY, THE ADVISOR OR THE SUB-ADVISOR ARE OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT. This Indemnification Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Indemnification Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                                        Very truly yours,
                                        FIRST TRUST ADVISORS L.P.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        STONEBRIDGE ADVISORS LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:




Accepted and agreed to as of the date first above written:

MORGAN STANLEY & CO. LLC

By:
     --------------------------------------------------------
     Name:   Jon Zimmerman
     Title:  Vice President



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